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            Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating
                    to the issuance of shares of Common Stock
             pursuant to the QPQ Corporation 1997 Stock Option Plan
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                      ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301



                                                      October 2, 1997


QPQ Corporation
7777 Glades Road, Suite 112
Boca Raton, Florida 33434

      Re:   Registration Statement on Form S-8;  QPQ Corporation
            (the "Company"); 1,000,000 Shares of Common Stock

Gentlemen:

      This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by the Company and the resale of an aggregate of 1,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock") to be sold pursuant to the above the Registration Statement and the Company's 1997 Stock Option Plan ("Plan"). The shares of Common Stock to be sold consist of 1,000,000 shares of Common Stock to be issued under various incentive compensation and employment agreements and Common Stock purchase options (the "Options") pursuant to the Plan.

      In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Certificate of Incorporation, By-Laws, the Plan and various agreements and written options provided to be provided to officers, directors, key employees and consultants to the Company, corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

      Based upon and in reliance of the foregoing, we are of the opinion that the Common Stock to be issued upon exercise of the Options, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

QPQ Corporation
October 2, 1997
Page 2




      We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

                                    Very truly yours,

                                    ATLAS, PEARLMAN, TROP & BORKSON, P.A.




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